UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2026

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42941	99-4103908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 896-7616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in the Current Report on Form 8-K filed by Caring Brands, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 25, 2026 (the “Prior Report”), on August 21, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, in a private placement (the “Offering”): (i) up to 11,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a purchase price of $1,000 per share; (ii) Common Stock Purchase Warrants A (the “Series A Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.825 per share; and (iii) Common Stock Purchase Warrants B (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase shares of Common Stock at an exercise price of $0.95 per share. As described in the Prior Report, the closings of the Offering are being effected on a rolling basis.

On September 1, 2026, the Company completed the initial closing under the Purchase Agreement (the “Initial Closing”), pursuant to which the Company issued and sold to certain of the Investors (i) 4,600 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 4,600,000 shares of Common Stock and (iii) Series B Warrants to purchase up to 4,600,000 shares of Common Stock, for aggregate gross proceeds to the Company of $4,600,000, before deducting offering expenses payable by the Company. The 4,600 shares of Series B Preferred Stock issued at the Initial Closing are initially convertible into an aggregate of 6,571,428 shares of Common Stock at the initial conversion price of $0.70 per share, subject to adjustment and subject to the Exchange Cap and the beneficial ownership limitations described in the Prior Report. The Company intends to use the net proceeds from the Initial Closing for working capital and general corporate purposes, subject to the restrictions on the use of proceeds set forth in the Purchase Agreement.

The Company expects to complete one or more additional closings under the Purchase Agreement on a rolling basis with Investors that are party to the Purchase Agreement. As of the date of this Current Report on Form 8-K, an additional $4,400,000 of subscription documents have been executed and the Company is waiting for these funds to clear. Upon the release of such funds to the Company, it expects to issue an additional 4,400 shares of Series B Preferred Stock, Series A Warrants to purchase up to 4,400,000 shares of Common Stock and Series B Warrants to purchase up to 4,400,000 shares of Common Stock. The Company expects such release and issuance to occur on or before September 4, 2026, subject to the satisfaction or waiver of the applicable closing conditions. No assurance can be given that any such additional closing will be completed, in whole or in part, or as to the timing or amount thereof.

All shares of Series B Preferred Stock and Warrants issued at the Initial Closing were, and all shares of Series B Preferred Stock and Warrants to be issued at any additional closing will be, issued solely to Investors that executed the Purchase Agreement on August 21, 2026. The Company has not offered or sold, and does not intend to offer or sell, any securities in the Offering to any person that was not a party to the Purchase Agreement as of such date.

The terms of the Purchase Agreement, the Series B Preferred Stock, the Warrants and the Registration Rights Agreement entered into in connection with the Offering are described in the Prior Report, and such descriptions are incorporated herein by reference. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable documents, copies of which were filed as exhibits to the Prior Report and are incorporated herein by reference.

The securities described above were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Each Investor represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and that it was acquiring the securities for its own account and not with a view to, or for sale in connection with, any distribution thereof. The Company did not engage in any form of general solicitation or general advertising in connection with the Offering. The securities issued in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

As described in the Prior Report, in connection with the Offering the Company filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Amended Series A Certificate of Designation”) with the Secretary of State of the State of Nevada, which, among other things, deleted in its entirety the section entitled “Redemption Upon Triggering Event” and thereby eliminated the right of holders of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to require the Company to redeem shares of Series A Preferred Stock upon the occurrence of a triggering event.

As a result of the Initial Closing and the elimination of the redemption right applicable to the Series A Preferred Stock effected by the Amended Series A Certificate of Designation, the Company expects to report stockholders’ equity of approximately $5.85 million as of September 1, 2026. Upon the completion of the additional closings described in Item 3.02 above for additional gross proceeds of $4.4 million, and assuming no other changes to the Company’s stockholders’ equity, the Company expects to have stockholders’ equity of approximately $10.25 million. The Company believes that, as of September 1, 2026, it is in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on The Nasdaq Capital Market.

The stockholders’ equity amounts set forth above are preliminary, unaudited estimates prepared by management, are based on information available to management as of the date of this Current Report on Form 8-K, remain subject to the completion of the Company’s financial statement closing procedures for the period ending September 30, 2026 and the review of the Company’s independent registered public accounting firm of such financial statements, and are subject to change. Such amounts are not a comprehensive statement of the Company’s financial position as of any date and should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. Actual results may differ materially from these estimates.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the expected completion, timing and amount of any additional closings under the Purchase Agreement, the Company’s expected stockholders’ equity following any such closings, the intended use of proceeds from the Offering, and the Company’s expectations regarding its compliance with the continued listing requirements of Nasdaq. Forward-looking statements are based on the Company’s current expectations and assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially, including, among others: the failure to satisfy or obtain a waiver of any closing condition under the Purchase Agreement; the failure of escrowed subscription funds to be released to the Company; the results of the Company’s financial statement closing procedures and the review thereof by its independent registered public accounting firm; the Company’s ability to regain and maintain compliance with the continued listing requirements of Nasdaq; the Company’s ability to obtain the stockholder approval contemplated by the Purchase Agreement; the Company’s ability to satisfy its obligations under the Registration Rights Agreement; the dilutive effect of the conversion of the Series B Preferred Stock and the exercise of the Warrants; and the other risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent filings with the SEC. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2026	Caring Brands, Inc.

	By:	/s/ Glynn Wilson
	Name:	Dr. Glynn Wilson
	Title:	Chief Executive Officer